UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2013

UNITED NATURAL FOODS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-21531	05-0376157
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

313 Iron Horse Way, Providence, RI 02908
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (401) 528-8634

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 18, 2013, the Board of Directors (the “Board”) of United Natural Foods, Inc., a Delaware corporation (the “Company”), elected Ann Torre Bates to the Board as a Class II director. Ms. Bates’ term will expire, along with the terms of the other Class II directors, at the Company’s next annual meeting of stockholders which is expected to be held on December 18, 2013. Ms. Bates has not been appointed to a committee of the Board at this time. There are no arrangements or understandings between Ms. Bates and any other persons pursuant to which she was selected as a director. Additionally, there are no transactions involving the Company and Ms. Bates that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Ms. Bates, age 55, has served as a member of the board of directors of SLM Corporation and Ares Capital Corporation since 1997 and 2010, respectively, and is currently a member of each company’s audit committee. Ms. Bates also serves as director or trustee of 17 investment companies in the Franklin Templeton Group of Mutual Funds. Ms. Bates was a strategic and financial consultant from 1997 to 2012. From 1995 to 1997, Ms. Bates served as Executive Vice President, Chief Financial Officer and Treasurer of NHP, Inc., a national real estate services firm.

In connection with her appointment, Ms. Bates received equity-based awards consisting of 2,400 restricted share units, one-half of which vested on the grant date and one-half of which will vest on the date that is six months after the grant date. In addition, Ms. Bates will receive cash compensation in accordance with the Company’s existing compensation arrangements for non-employee directors, which are described under the caption “Compensation of our Non-Employee Directors” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 2, 2012, and currently include a mixture of a cash retainer and cash paid for board and committee meetings attended, in person or by telephone. Ms. Bates will also be eligible to participate in the Company’s deferred compensation plan, pursuant to which she will be permitted to defer up to 100% of her director fees and restricted stock units. The Company has also entered into an Indemnification Agreement with Ms. Bates in substantially the form of the Form Indemnification Agreement for Directors and Officers filed by the Company as an exhibit to the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on October 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

By:	/s/ Joseph J. Traficanti
Name:	Joseph J. Traficanti
Title:	Senior Vice President, General Counsel and Chief Compliance Officer

Date:    October 22, 2013